Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

Securities and Exchange Commission
Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 10, 2003, on our audit of the  consolidated  financial statements of Citizens Financial Corp. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in Part II, Item 8 of the 2002 Form 10-K of Citizens Financial Corp.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
March 12, 2003